Exhibit 10.11

Job number:

JIANA Science and Technology Co., Ltd.

Labor Contract

Party A (employer) name: JIANA Science and Technology Co., Ltd.

Address: 7cde, Jinfeng Building, Shangbu South Road, Futian District, Shenzhen, Guangdong

Phone: 0755-83581568

Party B (Employee) Name: Zhu Fengzhen Gender: Female

Identity Card Number: 650300196605201628

Current residence: 4f, Building 4, Jiazhou Haoting, Futian District, Shenzhen

Place of residence: Shenzhen, Guangdong

Party A and Party B follow the principles of voluntariness, equality, and consensus in accordance with the Labor Contract Law of the People’s Republic of China and relevant labor laws, regulations, administrative regulations, and rules and regulations formulated by enterprises on the establishment of labor relations and their rights and obligations. , Unanimously agree to conclude this labor contract (hereinafter referred to as the contract), abide by the terms listed in the contract, and confirm that the contract is the basis for resolving disputes. Party A has informed Party B of the employment conditions, work content, job responsibilities, working conditions, work place, occupational hazards, work safety conditions, labor compensation, labor discipline, the contents of the employee manual, and other information required by Party B.

Party B is aware of the employment conditions, job content, job responsibilities, working conditions, work place, occupational hazards, work safety status, labor remuneration, labor discipline, employee manual content, and other relevant information.

Party B ensures the authenticity and legitimacy of the material information provided by Party B to Party A. Party B guarantees that it has terminated labor relations with all the previously employed units and does not have any restriction on competition with all the previously employed units.

Article 1 Duration of Labor Contract

(1) The term of this contract is a fixed-term labor contract. The contract period between the two parties is 2 years, that is, the contract period starts from October 2018 to September 30, 2020.

(2) If the starting time of Party B is not consistent with the agreed time, the date of actual arrival shall be the starting time of the contract.

(3) During the probation period, Party B’s job performance, post skills requirements, R & D technical capabilities, sales performance completion, etc. have not met Party A’s employment requirements, and Party A has the right to terminate the labor contract relationship at any time.

Article 2: Jobs and Work Places

(1) Party A hires Party B for ceo work. For the job responsibilities of this post, please refer to the detailed description in Party A’s relevant company rules and regulations.

(2) If Party A needs to adjust Party B’s job due to work needs, in principle, they should reach consensus, except in the following cases:

1.When Party A needs to transfer Party B’s work due to changes in production and operation service needs, organizational settings, personnel changes, etc., Party B is willing to obey Party A’s arrangements. 2.Party B is incapable of work due to skills, physical and other factors.

3. Party A may reasonably adjust Party B’s job position and work content in the production and operation process based on the evaluation results of Party B and Party B’s professionalism, expertise, work ability and performance.

(3) Party B agrees that Party A accepts the work arranged by Party A that is not within the scope of this contract without changing the terms of this contract according to production and business needs.

(4) Party B’s working place is: Shenzhen (Jinfeng Building)

(5) If Party B temporarily works outside the above work place due to Party A’s work, Party B agrees to obey the work arrangement and actively complete the work tasks. At the same time, Party B agrees that according to Party A’s production and management needs, it can be located in Party A’s branch or related Work at company location.

Article 3 Working Hours and Breaks

(1) Both parties A and B shall implement the following 1 working hours system through negotiation.

1. Standard working hours, that is, 40 hours of work per week, with at least one day off per week. However, overtime caused by Party A’s normal work content is not completed during working hours, and is not included in the definition of “overtime and overtime”; A Party B has the right to adjust Party B’s working hours and rest days according to business needs.

2. Irregular work system, Party B’s commute time is determined according to work needs and Party A’s arrangements. Party A adopts appropriate methods such as centralized work, centralized rest, shift vacations, flexible working hours, etc. to ensure employees’ rights to rest and production 2. Completion of work tasks.

3. Comprehensive calculation of the working hour system, the average daily and average weekly working hours within the time period specified by Party A shall not exceed the legal standard working hours.

(2) If Party A does arrange for Party B to work overtime due to work needs, Party B shall pay Party B’s overtime fees in accordance with the regulations. At the same time, Party B must obtain Party A’s confirmation and consent for overtime, otherwise it will not be considered as overtime.

(3) Party B’s attendance, overtime and vacation shall be implemented in accordance with the relevant management system formulated by Party A.

Article 4 Salary and Insurance Benefits

(1) After the agreement between Party A and Party B, Party B’s salary shall be determined according to the following paragraph 1:

1. Party A pays Party B’s monthly normal working hours in currency form as RMB 10,000 per month before tax.

2. According to the position of Party B, Party A pays Party B’s position allowance and performance evaluation benefits. The specific criteria are determined in the Registration Form for Party B’s employment. Party B has understood and agreed to abide by Party A’s relevant compensation and benefits system.

3. Party A implements the piece rate wage system. For details, please refer to Party A’s remuneration system.

(2) The various subsidies, bonuses and benefits enjoyed by Party B shall be implemented in accordance with the salary distribution system, methods and standards formulated by Party A in accordance with the law.

(3) Party B’s personal income tax shall be withheld and paid by Party A from Party B’s monthly salary.

(4) Party A’s monthly salary payment day is the 10th of the previous month. In case of rest days or statutory holidays, Party B agrees that Party A will be paid 1-3 working days in advance or later.

(5) Party A may adjust Party B’s salary level based on the actual production and operation conditions, internal rules and regulations, labor remuneration distribution methods formulated in accordance with the law, and changes in Party B’s job positions, the results of Party B’s assessment, the number of years of work, and the record of rewards and penalties.

(6) Party A draws a certain percentage of rewards to employees based on the operating efficiency of the enterprise. The rewards include year-end rewards and irregular performance rewards.

(7) If Party B disagrees with the time and amount of Party A’s actual payment of wages, they shall notify Party A within three days after each wage is signed or paid. If it is submitted in writing, if Party B does not submit within this period, it is deemed that Party B recognizes that Party A has paid enough current wages on time, and Party A will not pay any subsequent payment requirements of Party B for current wages.

(8) During the period of the labor contract, Party A handles social insurance for Party B and pays the employee’s pension and medical insurance costs that the company should bear; Party B has the right to deduct from the salary for the employee who did not pay the salary in the month of termination when Party B agreed to leave The social security premiums paid by Party A on the day of full attendance. If Party B cannot provide an effective social security application, and the social security payment is delayed or cannot be paid, the losses and related costs incurred during this period shall be borne by Party B himself.

(9) Party B enjoys the paid vacation stipulated by the company. For detailed regulations, please refer to the Employee Management Regulations;

(10) Changes in wages caused by Party B’s work adjustment shall be based on the salary scale, and no additional contract shall be signed.

Article 5 Labor protection

(一)	Party B shall abide by Party A’s legal system and safety operation regulations in accordance with national and local governments regarding safety and labor protection.

Work instructions or work instructions.

(2) Party A provides Party B with the necessary working conditions and working environment to ensure that Party B successfully performs its work duties.

Article 6. Labor Disciplines and Rules and Regulations

(1) Party A establishes and improves various rules and regulations in accordance with the law. Party A shall publicize or inform Party B of the formulated and changed rules and regulations in a timely manner, and Party B shall strictly abide by them.

(2) During the contract period, Party B shall comply with the various rules and regulations formulated by Party A in accordance with the law and obey Party A’s work arrangements; complete its own work on time, quality and quantity; strictly abide by the operating rules and regulate its own words and deeds. Maintain Party A’s corporate image and reputation.

(3) Party B promises that when performing its duties for Party A, it shall not use any technical secrets or other commercial secrets belonging to others without authorization. Information, or unauthorized conduct of acts that may infringe on the intellectual property rights of others. If Party B violates the foregoing commitments and causes Party A to be accused of infringement by a third party, Party B shall bear all losses suffered by Party A as a result.

(4) Without Party A’s consent, Party B shall not operate or produce similar products and engage in similar business for Party A during the term of Party A. Party B shall not hold any position in a unit that has a competitive relationship with Party A, including Shareholders, partners, directors, supervisors, managers, employees, agents, consultants, consultants, etc. No information will be provided to such companies, and other business activities will not occur.

(5) Without the consent of Party A, Party B shall not be the shareholders, partners, directors, supervisors, managers, employees, agents, consultants, etc. of Party A’s suppliers and Party A’s customers during his term of office.

(6) Party B shall not use the company’s resources for personal gain.

(7) Without the written consent of Party A, Party B shall not work concurrently in other units.

(8) Party B violates labor discipline, and Party A may give corresponding administrative treatment, administrative sanctions, economic punishment, etc. according to the rules and regulations of the unit until the termination of this contract.

Article 7. Confidentiality Provisions and Restrictions on Prohibition of Competition

(1) Party B shall be careful to keep Party A’s technical information and trade secrets known to him. Party A may sign confidentiality agreements, agreement related to job results, competition restrictions, etc. with Party B within the contract time according to the needs of the company’s operations and development. Agreement. When Party B is required to sign the above agreement, and the content of this agreement complies with relevant national laws and regulations, Party B shall implement it.

(2) The technical information and trade secrets of Party A referred to in this contract are not limited to the technical information and trade secrets of Party A’s own enterprises, but also include the technical information and trade secrets of Party A or other member companies affiliated with it due to business transactions, and Party A is aware of the confidentiality obligations of the other party in accordance with the provisions of the law (such as during the contracting process) or the external obligations of confidentiality stipulated in relevant agreements (such as cooperation agreements, etc.).

The technical information and business secrets specifically include (but are not limited to): technical secrets, product secrets, project secrets, transaction secrets, business secrets, management secrets, and technical information, business information, management information, etc.

(3) During the term of Party A, Party B must comply with any written or unwritten confidentiality rules and systems stipulated by Party A, and perform its duties of confidentiality corresponding to its job position.

(4) Party B promises that, without Party A’s consent, during the term of office, he shall not disclose, notify, announce, publish, publish, impart, transfer or any other means to make any third party (including those who are not aware of the secret in accordance with the provisions of the confidentiality system). (Party A’s other staff) are aware of the confidential information provided in this Article, and Party B does not use Party A’s technical information or trade secrets.

(5) The confidentiality obligations stipulated in this contract are not limited to the period during which both parties maintain labor relations. After Party B promises to leave office, Party B promises to keep confidential during the period of service of Party A or knows that it belongs to Party A or although it belongs to a third party. Shall bear the same confidentiality responsibilities as during his term of office, regardless of the reasons for Party B leaving. Party B’s confidentiality obligation shall continue until the date when the confidential information is disclosed by Party A or known to the public.

(6) If Party B is found to have failed to fulfill the confidentiality obligations agreed upon in this contract, and disclosed Party A’s technical information and business secrets, Party A has the right to give administrative sanctions until the termination of the employment contract, and has the right to require Party B to assume corresponding liabilities for breach of contract according to the severity Party B shall compensate Party A for all losses caused by the disclosure of Party A’s technical information and business secrets. At the same time, Party A will require Party B to bear corresponding liabilities in accordance with relevant national and local laws and regulations.

Article 8 Alteration, Termination, Termination and Renewal of Labor Contracts

(1) Changes in labor contracts

1. When the laws, administrative regulations, and administrative rules on which this contract is concluded change, this contract shall change the relevant content;

2. If there is a significant change in the objective circumstances on which this contract is based, which makes it impossible to perform this contract, it shall be agreed upon by both parties Can change the content of the labor contract;

3. The modification of the labor contract shall be in written form, and the modified labor contract shall be held by each party.

(2) Termination of labor contract

1. The parties A and B terminate the labor contract in accordance with the law or after the two parties have reached consensus, unless otherwise agreed.

2. If Party B has any of the following circumstances, Party A has the right to terminate the labor contract without giving Party B any economic compensation:

(1) Party B proves that it does not meet Party A’s employment conditions or employment standards during the trial period; the employment conditions or employment standards can be found in the detailed description of Party A’s relevant company rules and regulations.

(2) Serious violations of Party A’s labor discipline or rules and regulations or causing significant losses to Party A’s interests; the definition of the act and the specific extent of the significant damage are detailed in the detailed description of Party A’s relevant rules and regulations.

(3) Party B’s serious dereliction of duty, malpractices for private business, and significant damage to Party A’s interests; the definition of this behavior and the specific extent of the significant damage are detailed in the detailed description of Party A’s relevant company rules and regulations.

(4) According to Party A’s rules and regulations (including but not limited to employee manuals, reward and punishment measures, performance management measures, etc.), the contract can be terminated without compensation.

(5) Party B refuses to sign Party A’s documents or refuses to sign a Confidentiality Agreement or a Restriction Agreement on Competition with Party A without justified reasons.

(6) Party B violates the confidentiality agreement signed with Party A separately.

(7) Party B has unfaithful or fraudulent behaviors, including but not limited to: the certificate of resignation, identity certificate, family register certificate, academic certificate, medical certificate, sick leave certificate, etc. are false or forged; suffer from mental illness, infectious disease before applying And other diseases that have a serious impact on work and are not declared at the time of application; have had inferiority such as drug abuse before being applied for, have been reeducated through labor, detained, or have not been declared when applying for criminal responsibility according to law; etc. False statements such as working hours, positions, projects involved, etc.), providing false invoices, credentials and documents during the work process;

(8) Party B establishes a labor relationship with another employer or holds a part-time job in another employer.

(9) During the extraordinary period of the company’s emergency tasks, those who refuse to obey the tasks assigned by the superiors, such as overtime and business trips in special circumstances;

(10) Accepting bribes from customers and suppliers, or accepting gifts, red envelopes, and banquets from customers and suppliers, causing adverse effects or losses to the company;

(11) Party B is investigated for criminal responsibility or is being reeducated through labor.

(12) other circumstances stipulated by laws and regulations.

3. In any of the following circumstances, Party A shall notify Party B in writing 30 days in advance or pay Party B an additional month of salary After that, the labor contract can be terminated:

(1) Party A is on the verge of bankruptcy and undergoing reorganization (reorganization) or serious difficulties in production and operation, or the company needs to reduce staff due to enterprise conversion, major technological innovation, and adjustment of business methods;

(2) Party B is ill or not injured due to work, and cannot perform the original work after the prescribed medical period expires, and cannot perform work arranged by the unit;

(3) Party B is not qualified for the job, and after training or adjustment of job positions, it is still not qualified for the job;

(4) A significant change in the objective circumstances on which the labor contract was concluded makes the labor contract unable to be performed. The parties failed to reach an agreement on changing the content of the labor contract.

4. Party A has forced Party B to work by means of violence, threats or illegal restrictions on personal freedom, or Party A has violated the command and forced risk If the operation endangers Party B’s personal safety, Party B may immediately terminate the labor contract.

5. If Party B has any of the following circumstances, Party A shall not terminate the labor contract during the contract period:

(1) Sick or injured within the prescribed medical period;

(2) Female employees during pregnancy, childbirth and lactation;

(3) Suffering from an occupational disease or injury due to work at Party B and being confirmed to have lost or partially lost his ability to work;

(4) Those who have worked in the unit for fifteen consecutive years and are less than five years from their legal retirement age;

(5) Other circumstances stipulated by laws and administrative regulations.

6. Party B can terminate the labor contract by notifying Party A in writing 30 days in advance; Party B agrees that if the above procedures are not followed, It is agreed to compensate Party A based on Party B’s one-month salary standard. Party B can terminate the labor contract by notifying Party A three days in advance during the probation period. Party B agrees to agree to Party A’s three-day salary standard if Party A does not comply with the above procedures However, if Party B has one of the following circumstances, Party B shall not terminate the labor contract without Party A’s written consent:

(1) The labor contract is being performed. Party B is engaged in an important job position or an important business development task (project) in Party A. Resignation will cause significant losses to Party A;

(2) The economic losses caused by Party B to Party A have not yet been completed or the case has not been concluded after judicial or administrative processing;

(3) Party B has a service period agreement with Party A.

7. If Party B participates in Party A’s project, the labor contract can be terminated unilaterally after the project ends. If Party B resigns when the project is not completed, Party B shall deal with it according to the provisions of Party A’s project management measures. If Party A has no project management regulations, Party B shall Take full compensation for his last month’s wages and bonuses, and compensate direct and indirect losses to Party A.

8. If Party B resigns and does not handle the transfer of work content, transfer of technical information, transfer of customer information, and transfer of property in accordance with the provisions of Party A, It has no right to require Party A to pay outstanding wages, royalties, etc.At the same time, Party A has the right to hold Party B to cause Party A to cause economic losses due to its liability for breach of contract.

If Party B fails to complete the work transfer formalities for more than five working days and causes Party A’s economic losses, Party B shall be liable for compensation.

(3) The labor contract is terminated under any of the following circumstances:

1. The labor contract expires;

2. Party B has reached the legal retirement age or has begun to enjoy basic pension insurance benefits in accordance with the law;

3. Party B died or was declared dead or missing by a people’s court;

4. Party A was declared bankrupt according to law;

5. Party A dissolves, has its business license cancelled or is ordered to close;

6. There are other circumstances stipulated by laws and administrative regulations.

(4) Renewal of labor contract

1. When the term of the labor contract expires, the labor contract can be renewed after mutual agreement between the parties; if Party B decides not to continue the labor relationship, Party A shall be notified in writing within 30 days before the expiration of the contract.

2. Before the expiry of the term of the labor contract, if Party A maintains or raises the terms of the labor contract and notifies Party B to renew, Party B shall reply in writing within five working days after receiving the notification. Agree to renew.

Article 9 Handling of Labor Disputes

If a dispute arises due to the performance of this contract, the two parties shall resolve the dispute through negotiation. If the settlement is not successful, they may apply to the labor dispute arbitration commission where Party A is located, or directly apply to the labor dispute arbitration commission for arbitration. Party A has filed a lawsuit in a people’s court with jurisdiction.

Article 10 Other matters agreed by both parties

(1) Party B’s technical secrets, product secrets, project secrets, transaction secrets, or other trade secret information completed in the course of Party A’s performance of its duties or business activities, or Party B’s use of Party A’s material conditions (including but not limited to Party A (Machines, equipment, etc.) and technical conditions of inventions, works, computer software, technical secrets or other trade secrets. As a result of the work, all rights related to it, including patent rights, belong to Party A.

(2) Party A’s rules and regulations (including but not limited to employee manuals, job duties, training agreements, confidentiality agreements, remuneration systems, performance appraisal systems, safety standards, etc.) are all annexes to the contract, with the same effect as the contract terms. Confirmed that when signing this agreement with Party A, Party A provided them with various rules and regulations, including the Employee Handbook, and Party B has clearly understood and approved the contents of various rules and regulations, including the Employee Handbook. And agree to comply.

(3) If the contract does not cover the matters and the two parties have agreed otherwise, the agreement shall prevail; if the parties have not agreed, the laws, regulations and rules and regulations formulated by Party A shall be implemented.

(4) Any Labor Contract previously signed by the two parties shall automatically expire from the date of this contract.The text of other relevant agreements signed before (including but not limited to the Confidentiality Agreement and the Agreement on Restriction on Business Competition) and this Agreement If the contract is inconsistent, this contract shall prevail.

(5) Party B violates the agreement of this contract, including but not limited to Party B’s breach of contract or termination of employment. Party B shall compensate Party A for economic losses, loss of available profits and reasonable expenses paid by Party A for investigating Party B’s breach of contract (including (But not limited to Party A’s attorney fees, notarization fees, litigation costs, security fees, etc.). Party A has the right to deduct corresponding losses from Party B’s wages and economic compensation, and the wages and economic compensation are not enough to compensate for the losses. Party B shall continue to bear liability for compensation.

(6) Party B confirms that the address on the first page of this contract or the address of Party B’s ID card is the address for delivery of relevant documents and documents.In the case where Party A’s relevant documents cannot be directly delivered to Party B (including but not limited to where Party B is located) (Unknown or rejected), if Party A mails to the address by ems or registered letter, it shall be deemed to have been delivered. If the address changes, Party B shall notify Party A in writing within three days after the change, otherwise the delivery of the above address shall be deemed For already delivered.

(7) This contract is made in two copies, each of which is held by both parties A and B, and shall take effect from the date of signature or seal of both parties.

Return this contract to Party A for safekeeping.

(No text below)

Party A’s stamp: Party B (employee) signature:

(signature):

Contract signing date: October 1, 2018

(The following is blank)